EXHIBIT 3.1
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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                        OF ALEC BRADLEY CIGAR CORPORATION


         Pursuant to Section 607.10003 and 607.1007 of the Business Corporation Act of the State of Florida, the undersigned, being the Director and President of ALEC BRADLEY CIGAR CORPORATION (hereinafter the "Corporation"), a Florida corporation, and desiring to amend and restate its Articles of Incorporation, does hereby certify:

         FIRST: The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on July 15, 1996, Document No. P96000059979.

         SECOND: These Amended and Restated Articles of Incorporation, which supersede the original Articles of Incorporation and all amendments to them, were adopted by all of the Directors of the Corporation and a majority of its shareholders on August 25, 2005. To effect the foregoing, the text of the Articles of Incorporation is hereby restated and amended as herein set forth in full:

                                    ARTICLE I
                                      NAME

         The name of the Corporation is ONLINE VACATION CENTER HOLDINGS CORP.


                                   ARTICLE II
                                     PURPOSE

         The Corporation may transact any and all lawful business for which corporations may be organized under the Florida Business Corporation Act.


                                   ARTICLE III
                                  CAPITAL STOCK

         A. The Company is authorized to issue 80,000,000 shares of Common Stock, which shall be designated "Common Stock," with a par value of $.0001 per share.


         B. The Company is authorized to issue 1,000,000 shares of Preferred Stock, with a par value of $.0001 per share.


                                   ARTICLE IV
                                 CORPORATE LIFE

         The life of the corporation is perpetual.
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                                    ARTICLE V
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is:

                              1801 N.W. 66th Avenue
                            Plantation, Florida 33313


                                   ARTICLE VI
                           INITIAL BOARD OF DIRECTORS

         The corporation shall have one (1) director(s) initially. The number of directors may be either increased or diminished from time to time by the Bylaws, but shall never be less than one (1).

                                   ARTICLE VII
                           REGISTERED OFFICE AND AGENT

         The street address of the Corporation's registered office is: 1201 Hays Street Tallahassee, Florida 32301. The name of the Corporation's registered agent at that office is: Corporation Service Company.

                                  ARTICLE VIII
                                     BYLAWS

         The power to adopt, alter, amend or repeal Bylaws, shall be vested in the Board of Directors and Shareholders.


                                   ARTICLE IX
                             AFFILIATED TRANSACTIONS

         The Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.


                                    ARTICLE X
                           CONTROL SHARE ACQUISITIONS

         The Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.


                                   ARTICLE XI
                                 INDEMNIFICATION

         To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is





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or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

         THIRD: The foregoing amendments were adopted by all of the Directors and the majority holders of the Common stock of the Corporation pursuant to sections 607.0821 and 607.0704 of the Florida Business Corporation Act on August 25, 2005. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 15th day of March, 2006.

                                           /s/ Alan Rubin
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                                           Alan Rubin, Director and President






























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